UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 30, 2011

HIGHPOWER INTERNATIONAL, INC.
_____________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34098	20-4062622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building A1, Luoshan Industrial Zone, Shanxia, Pinghu, Longgang, Shenzhen, Guangdong, 518111, China
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(86) 755-89686292

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Independent Directors

The board of directors (the “Board”) of Highpower International, Inc. (the "Company") appointed T. Joseph Fisher, III to serve as an independent director of the Company effective April 30, 2011. The Board determined that Mr. Fisher is independent in accordance with the applicable rules of the NADSAQ Stock Market.  Mr. Fisher was appointed to each of the Audit Committee, Compensation Committee and Nominating Committee.

There are no arrangements or understandings between Mr. Fisher and any other persons pursuant to which he was selected as a director.  Mr. Fisher has not been party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.  There are no family relationships between Mr. Fisher and any other director or executive officer of the Company.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Highpower International, Inc. Press Release dated May 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Highpower International, Inc.

Dated: May 4, 2011	/s/	Henry Sun
	By:	Henry Sun
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Highpower International, Inc. Press Release dated May 3, 2011.